NEWS RELEASE	Exhibit 99.1

RIVERVIEW FINANCIAL CORPORATION

REPORTS RECORD EARNINGS IN 2018

HARRISBURG, PA, January 24, 2019 / PRNEWSWIRE / Riverview Financial Corporation (the “Company” or “Riverview”) (NASDAQ: RIVE), today reported unaudited financial results at and for the three months and year ended December 31, 2018. The reported annual net income of $10.9 million, or $1.19 per basic and diluted weighted average common share, is the highest level of earnings achieved in the Company’s history. Return on average assets, return on average stockholders’ equity and return on average tangible equity were 0.94%, 9.81% and 13.23% for the twelve months ended December 31, 2018. For the fourth quarter of 2018, net income amounted to $2.5 million, or $0.27 per basic and diluted weighted average common share.

In comparison, Riverview, which completed an acquisition of CBT Financial Corp. (“CBT”) on October 1, 2017, reported a net loss of $4.9 million, or $(0.91) per basic and diluted weighted average common share for the year ended December 31, 2017. For the fourth quarter of 2017, the Company reported a net loss of $4.9 million, or $(0.55) per basic and diluted weighted average common share. The losses reported for the three months and year ended December 31, 2017 were primarily a result of recognizing costs associated with the merger along with the earnings impact of changes in federal tax legislation in the fourth quarter of 2017. Pre-tax merger related expenses amounted to $3.7 million in 2017. In addition, a $3.9 million, or $(0.43) per share, charge to income tax expense was recorded related to the re-measurement of net deferred tax assets resulting from the newly enacted Tax Cuts and Jobs Act passed on December 22, 2017.

In addition to evaluating its results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Riverview routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible book value per share and return on average tangible stockholders’ equity. Riverview believes these non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure is provided in the accompanying tables. The non-GAAP financial measures Riverview uses may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations.

HIGHLIGHTS

•	Tangible book value per share improved $0.89, or 10.5%, to $9.39 at year-end 2018 compared to $8.50 at year-end 2017.

•	Tax-equivalent net interest margin improved to 4.30% and 4.19% for the three and twelve month ended December 31, 2018 compared to 4.05% and 3.76% for the same period last year.

•

For the quarter ended December 31, noninterest income totaled $2,340 thousand in 2018, an increase of $345 thousand from $1,995 thousand in 2017. For years ended December 31, noninterest income increased to $8,880 thousand in 2018 compared to $4,411 thousand in 2017.

•

Continued improvement in asset quality as nonperforming assets as a percentage of loans, net and other real estate owned was 0.81% in the fourth quarter of 2018, the lowest level over the past four quarters.

•	Riverview’s common stock began actively trading on the Global Market of the Nasdaq Stock Market LLC on August 14, 2018.

•	Riverview incurred non-recurring expenses of $281 thousand in the fourth quarter of 2018 associated with severance agreements of two employees.

“I am extremely pleased with our Company’s performance in 2018 as we achieved the highest level of earnings ever reported despite focusing our efforts on integrating systems, policies and procedures associated with the acquisition of CBT Financial Corp. In addition to this financial accomplishment, we took a significant step in enhancing shareholder value as on August 14, 2018, our Company’s common stock began trading on the Nasdaq Stock Market LLC. This action of listing on the Nasdaq Global Market provides many advantages including increased liquidity for existing shareholders, potential broadening of our shareholder base by attracting new retail investors and increasing the appeal of our Company stock to institutional investors.” said Brett D. Fulk, President and Chief Executive Officer. “With respect to current and future strategic initiatives, we recently instituted a treasury management function to better serve our commercial customers and introduced mobile banking and a social media platform for our retail customer base. As part of the strategic plan for 2019, major areas of focus will be on improving our delivery system through conducting and acting on a distribution network repositioning study, performing a comprehensive cost savings analysis aimed at improving operating efficiency, designing and implementing low cost deposit products and building out existing sources of noninterest revenue while developing new and alternative revenue sources. As we reflect on the accomplishments of the past year, we look forward to 2019 and the many possibilities it presents. We are continually looking for new organic and inorganic opportunities that will offer strong profitability growth potential and enhance shareholder value in the near term and beyond,” concluded Fulk.

INCOME STATEMENT REVIEW

Tax-equivalent net interest income for the three and twelve months ended December 31 was $11.4 million and $44.2 million in 2018 compared to $10.9 million and $25.9 million in 2017. The increase in tax-equivalent net interest income was primarily attributable to the net growth in average earning assets over that of average interest-bearing liabilities primarily due to the merger coupled with an improvement in the tax equivalent net interest margin. For the three months ended December 31, the tax-equivalent net interest margin increased to 4.30% in 2018 from 4.05% in 2017. The loan portfolio yield on a tax-equivalent basis improved to 5.51% in the fourth quarter of 2018 compared to 4.94% for the same period last year. The cost of funds increased 28 basis points comparing the fourth quarter of 2018 and 2017 as a result of increased market rates and heightened competition. The net volume of average earning assets over average interest-bearing liabilities was $17.9 million greater comparing the three months ended December 31, 2018 and 2017.

For the twelve months ended December 31, the tax-equivalent net interest margin was 4.19% in 2018 compared to 3.76% in 2017. The tax-equivalent net interest margin excluding purchase accounting adjustments would have been 3.70% for the twelve months ended December 31, 2018. The tax-equivalent yield on earnings assets was 4.95% and the cost of funds was 0.91% in 2018. The tax-equivalent yield on the loan portfolio increased to 5.27% in 2018 compared to 4.59% in 2017. The tax-equivalent yield on the loan portfolio would have been 4.71% for the twelve months of 2018 excluding loan accretion of $5.2 million included in loan interest income related to acquired loans. For the year ended December 31, investments yielded 2.84% on a tax-equivalent basis in 2018 compared to 3.19% for the same period last year. The cost of interest-bearing deposits increased 21 basis points to 0.84% in 2018 from 0.63% in 2017. The cost of interest-bearing liabilities increased to 0.91% in 2018 from 0.71% in 2017. The growth in average earning assets outpaced that of average interest-bearing liabilities by $74.4 million comparing the twelve months of 2018 and 2017. Loans, net averaged $928.5 million in 2018 and $597.1 million in 2017. Average investments totaled $94.3 million in 2018 and $78.4 million in 2017. Average interest-bearing liabilities increased to $871.7 million in 2018 from $579.5 million in 2017.

For the quarter ended December 31, the Company recognized no provision for loan losses in 2018 compared to $1.0 million for the same period in 2017. The provision for loan losses totaled $615 thousand for the twelve months ended December 31, 2018, compared to $2,734 thousand in 2017. The decrease in the provision for loan losses in 2018 was primarily influenced by a decrease in the net volume of loans originated in 2018 versus 2017, coupled with continuing solid results and positive trends in asset quality.

For the quarter ended December 31, noninterest income totaled $2,340 thousand in 2018, an increase of $345 thousand from $1,995 thousand in 2017. The increase in noninterest income for the quarter was due primarily to increases in services charges, fees and commissions of $413 thousand and wealth management income of $38 thousand offset by decreases in mortgage banking income. For the twelve months ended December 31, noninterest income increased to $8,880 thousand in 2018 compared to $4,411 thousand in 2017. Service charges and fees, and commissions and trust income improved $3,660 thousand and $571 thousand, respectively, comparing 2018 and 2017. Income from bank owned life insurance increased to $776 thousand in the twelve months of 2018 compared to $449 thousand for the comparable period in 2017.

Noninterest expense decreased $2,549 thousand to $10,640 thousand for the three months ended December 31, 2018, from $13,189 thousand for the same period last year. The decrease in noninterest expense for the quarter was due primarily to recognizing merger related expenses in the fourth quarter of 2017 of $3,299 thousand. For the twelve months ended December 31, noninterest expense increased to $38,925 thousand in 2018 compared to $28,560 thousand in 2017. The majority of this increase relates to salaries and employee benefit expense, which was a result of the merger with CBT and related costs. Additions to facilities as a result of the CBT merger along with offices to support lending teams were primarily responsible for the $882 thousand increase in occupancy and equipment costs. The majority of the $2,409 thousand increase in other expenses comparing 2018 and 2017 was a result of the business combination with CBT.

BALANCE SHEET REVIEW

Total assets, loans, net and deposits totaled $1.1 billion, $893.2 million, and $1.0 billion, respectively, at December 31, 2018. For the three months ended December 31, 2018, total assets, loans, net and deposits decreased $19.1 million, $22.3 million and $16.2 million, respectively. For the year loans, net, decreased $62.8 million comparing the end of the fourth quarter of 2018 to year end 2017. All major categories of loans declined in 2018. Business lending, including commercial and commercial real estate loans decreased $45.8 million while retail lending, including residential mortgages and consumer loans decreased $17.0 million during the twelve months ended December 31, 2018. Loan originations during the year of 2018 represented a more moderate pace as compared to 2017. The reduction in loan growth was a result of merger related attrition including payoffs on acquired purchase credit impaired loans and management’s steadfast adherence to both strong credit quality underwriting standards and pricing discipline. Total investments were $104.7 million at December 31, 2018, compared to $93.2 million at December 31, 2017. Total deposits decreased $21.9 million in 2018. Noninterest-bearing deposits increased $6.7 million, while interest-bearing deposits decreased $28.6 million. As a percentage of total deposits, noninterest-bearing deposits amounted to 16.2% at December 31, 2018 and 15.2% at December 31, 2017.

Stockholders’ equity totaled $113.9 million, or $12.49 per share, at December 31, 2018, $112.0 million, or $12.30 per share, at September 30, 2018, and $106.3 million, or $11.72 per common share, at December 31, 2017. The increase in equity in the twelve months ended December 31, 2018 was a result primarily of net income of $10.9 million offset partially by an increase of $1.0 million in the accumulated other comprehensive loss and dividends declared of $2.7 million. Tangible stockholders’ equity per common share increased to $9.39 at December 31, 2018, compared to $9.17 at September 30, 2018 and $8.50 at December 31, 2017. Dividends declared for the fourth quarter of 2018 amounted to $0.10 per share representing a dividend payout ratio of 37.0%.

ASSET QUALITY REVIEW

Nonperforming assets were $7.2 million, or 0.81% of loans, net and foreclosed assets at December 31, 2018 compared to $8.3 million or 0.91% at September 30, 2018 and $8.2 million, or 0.85% at December 31, 2017. Adjusting for accruing restructured loans, nonperforming assets were $4.3 million, or 0.48% of loans, net and foreclosed assets at December 31, 2018, $3.7 million, or 0.40%, at September 30, 2018 and $2.7 million, or 0.28%, at December 31, 2017. The allowance for loan losses equaled $6.3 million, or 0.71%, of loans, net at December 31, 2018, compared to $6.5 million, or 0.71%, at September 30 2018 and $6.3 million, or 0.66%, at December 31, 2017. Adding purchase accounting adjustments for credit deterioration on acquired loans to the allowance for loan losses would result in a ratio of 1.12% as a percentage of loans, net at December 31, 2018. The coverage ratio, allowance for loan losses as a percentage of nonperforming assets, was 88.1% at December 31, 2018. Excluding accruing restructured loans, the coverage ratio would be 148.0% at December 31, 2018. Loans charged-off, net of recoveries, for the three and twelve months ended December 31, 2018, equaled $124 thousand and $573 thousand, compared to $98 thousand and $160 thousand for the same period last year.

Riverview Financial Corporation is the parent company of Riverview Bank and its operating divisions Citizens Neighborhood Bank, CBT Bank, Riverview Wealth Management and CBT Financial and Trust Management. An independent community bank, Riverview Bank serves the Pennsylvania market areas of Berks, Blair, Centre, Clearfield, Dauphin, Huntingdon, Lebanon, Lycoming, Northumberland, Perry, Schuylkill and Somerset Counties through 30 community banking offices and three limited purpose offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. The Wealth

Management and Trust divisions, with assets under management exceeding $350 million, provide trust and investment advisory services to the general public, businesses and not-for-profit organizations. Riverview’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies. The Company’s common stock trades on the Nasdaq Global Market under the symbol “RIVE”. The Investor Relations site can be accessed at https://www.riverviewbankpa.com/.

SOURCE: Riverview Financial Corporation

Contact: Scott A. Seasock, CFO at 717.827.4039 or sseasock@riverviewbankpa.com

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Riverview Financial Corporation, Riverview Bank, and its subsidiaries (collectively, “Riverview”) that may be considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Riverview claims the protection of the statutory safe harbors for forward-looking statements.

Riverview cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting Riverview’ operations, pricing, products and services and other factors that may be described in Riverview’ Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

In addition to these risks, acquisitions and business combinations present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder-or take longer-to achieve than expected. As regulated financial institutions, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre-acquisition operations of an acquired or combined business may cause reputational harm to Riverview following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Riverview assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

In addition to evaluating its results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Riverview routinely presents and supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity and adjusted net income ratios. The reported results for the three and twelve months ended December 31, 2018 and 2017, contain items which Riverview considers non-adjusted, namely net gains on sales of investment securities available-for-sale, acquisition related expenses and the adjustment to tax expense due to the enactment of the Tax Act. Riverview presents the non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in Riverview’s results of operation. Presentation of these non-GAAP financial measures is consistent with how Riverview evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in evaluation of companies in Riverview’s industry. Where non-GAAP measures are used in this press release, reconciliations to the comparable GAAP measures are provided in the accompanying tables. The non-GAAP financial measures Riverview uses may differ from similarly titled non-GAAP financial measures of other financial institutions. These non-GAAP financial measures would not be considered a substitute for GAAP basis measures, and Riverview strongly encourages a review of its condensed consolidated financial statements in their entirety. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are presented in the tabular material that follows.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Riverview Financial Corporation

Five Quarter Trend

(In thousands, except per share data)

	Dec 31 2018	Sept 30 2018	Jun 30 2018	Mar 31 2018	Dec 31 2017
Key performance data:
Per common share data:
Net income (loss)	$0.27	$0.30	$0.31	$0.31	$(0.55)
Adjusted net income (1)	$0.27	$0.31	$0.31	$0.35	$0.13
Cash dividends declared	$0.10	$0.10	$0.10	$0.00	$0.14
Book value	$12.49	$12.30	$12.15	$11.93	$11.72
Tangible book value (1)	$9.39	$9.17	$8.99	$8.75	$8.50
Market value:
High	$14.29	$14.40	$12.75	$13.85	$13.65
Low	$10.11	$12.56	$11.85	$12.31	$12.95
Closing	$10.90	$13.60	$12.65	$12.31	$13.15
Market capitalization	$99,425	$123,905	$115,052	$111,827	$119,262
Common shares outstanding	9,121,555	9,110,676	9,094,986	9,084,277	9,069,363
Selected ratios:
Return on average stockholders’ equity	8.64%	9.89%	10.17%	10.59%	(17.47)%
Adjusted return on average stockholders’ equity (1)	8.78%	10.01%	10.13%	11.88%	4.09%
Return on average tangible stockholders’ equity (1)	11.52%	13.29%	13.78%	14.50%	(23.87)%
Adjusted return on average tangible stockholders’ equity (1)	11.70%	13.45%	13.73%	16.27%	5.59%
Return on average assets	0.86%	0.96%	0.97%	0.98%	(1.67)%
Adjusted return on average assets (1)	0.87%	0.97%	0.96%	1.10%	0.39%
Stockholders’ equity to total assets	10.01%	9.69%	9.59%	9.26%	9.13%
Efficiency ratio (2)	76.11%	69.89%	71.46%	69.28%	100.39%
Nonperforming assets to loans, net, and foreclosed assets	0.81%	0.91%	0.89%	0.90%	0.85%
Net charge-offs to average loans, net	0.05%	0.07%	0.05%	0.08%	0.04%
Allowance for loan losses to loans, net	0.71%	0.71%	0.68%	0.70%	0.66%
Earning assets yield (FTE) (3)	5.13%	4.93%	4.67%	5.05%	4.67%
Cost of funds	1.02%	0.96%	0.89%	0.80%	0.74%
Net interest spread (FTE) (3)	4.11%	3.97%	3.78%	4.25%	3.93%
Net interest margin (FTE) (3)	4.30%	4.15%	3.94%	4.38%	4.05%

(1)	See Reconciliation of Non-GAAP financial measures.
(2)

Total noninterest expense less amortization of intangible assets divided by tax-equivalent net interest income and noninterest income less net gain (loss) on sale of investment securities available-for-sale.

(3)	Tax-equivalent adjustments were calculated using the prevailing federal statutory tax rate.

Riverview Financial Corporation

Consolidated Statements of Income (Loss)

(In thousands, except per share data)

Twelve Months Ended	Dec 31 2018	Dec 31 2017
Interest income:
Interest and fees on loans:
Taxable	$47,733	$26,474
Tax-exempt	930	600
Interest and dividends on investment securities:
Taxable	2,276	2,155
Tax-exempt	320	228
Dividends		3
Interest on interest-bearing deposits in other banks	575	121
Interest on federal funds sold	20	12
Total interest income	51,854	29,593
Interest expense:
Interest on deposits	7,189	3,489
Interest on short-term borrowings	30	230
Interest on long-term debt	746	401
Total interest expense	7,965	4,120
Net interest income	43,889	25,473
Provision for loan losses	615	2,734
Net interest income after provision for loan losses	43,274	22,739
Noninterest income:
Service charges, fees and commissions	5,697	2,037
Commissions and fees on fiduciary activities	915	344
Wealth management income	811	832
Mortgage banking income	641	660
Life insurance investment income	776	449
Net gain (loss) on sale of investment securities available-for-sale	40	89
Total noninterest income	8,880	4,411
Noninterest expense:
Salaries and employee benefits expense	22,064	15,196
Net occupancy and equipment expense	4,153	3,271
Amortization of intangible assets	868	538
Net cost (benefit) of operation of other real estate owned	48	172
Other expenses	11,792	9,383
Total noninterest expense	38,925	28,560
Income (loss) before income taxes	13,229	(1,410)
Income tax expense (benefit)	2,371	3,501
Net income (loss)	$10,858	$(4,911)
Other comprehensive income (loss):
Unrealized gain (loss) on investment securities available-for-sale	$(1,012)	$1,471
Reclassification adjustment for (gain) loss included in net income	(40)	(89)
Change in pension liability	(265)	(54)
Income tax expense (benefit) related to other comprehensive income (loss)	(277)	451
Other comprehensive income (loss), net of income taxes	(1,040)	877
Comprehensive income (loss)	$9,818	$(4,034)
Per common share data:
Net income (loss):
Basic	$1.19	$(0.91)
Diluted	$1.19	$(0.91)
Average common shares outstanding:
Basic	9,096,142	5,260,537
Diluted	9,148,297	5,260,537
Cash dividends declared	$0.30	$0.55

Riverview Financial Corporation

Consolidated Statements of Income (Loss)

(In thousands, except per share data)

Three months ended	Dec 31 2018	Sept 30 2018	Jun 30 2018	Mar 31 2018	Dec 31 2017
Interest income:
Interest and fees on loans:
Taxable	$12,309	$11,957	$11,226	$12,241	$11,483
Tax-exempt	231	230	235	234	239
Interest and dividends on investment securities available-for-sale:
Taxable	660	551	542	523	548
Tax-exempt	77	80	81	82	88
Dividends
Interest on interest-bearing deposits in other banks	214	181	101	79	43
Interest on federal funds sold			10	10
Total interest income	13,491	12,999	12,195	13,169	12,401
Interest expense:
Interest on deposits	2,027	1,885	1,723	1,554	1,468
Interest on short-term borrowings				30	33
Interest on long-term debt	184	194	192	176	173
Total interest expense	2,211	2,079	1,915	1,760	1,674
Net interest income	11,280	10,920	10,280	11,409	10,727
Provision for loan losses		225		390	1,000
Net interest income after provision for loan losses	11,280	10,695	10,280	11,019	9,727
Noninterest income:
Service charges, fees and commissions	1,551	1,267	1,651	1,228	1,138
Commissions and fees on fiduciary activities	244	226	235	210	252
Wealth management income	239	199	219	154	201
Mortgage banking income	114	168	189	170	226
Life insurance investment income	192	194	199	191	195
Net gain (loss) on sale of investment securities available-for-sale			40		(17)
Total noninterest income	2,340	2,054	2,533	1,953	1,995
Noninterest expense:
Salaries and employee benefits expense	6,489	5,032	5,221	5,322	6,675
Net occupancy and equipment expense	1,011	1,008	1,012	1,122	1,376
Amortization of intangible assets	212	215	220	221	232
Net cost (benefit) of operation of other real estate owned	18	29	2	(1)	11
Other expenses	2,910	3,057	2,953	2,872	4,895
Total noninterest expense	10,640	9,341	9,408	9,536	13,189
Income (loss) before income taxes	2,980	3,408	3,405	3,436	(1,467)
Income tax expense (benefit)	508	620	618	625	3,457
Net income (loss)	$2,472	$2,788	$2,787	$2,811	$(4,924)
Other comprehensive income (loss):
Unrealized gain (loss) on investment securities available-for-sale	$527	$(576)	$112	$(1,075)	$(237)
Reclassification adjustment for (gain) loss included in net income			(40)		17
Change in pension liability	(265)				(54)
Income tax expense (benefit) related to other comprehensive income (loss)	54	(121)	15	(225)	(93)
Other comprehensive income (loss), net of income taxes	208	(455)	57	(850)	(181)
Comprehensive income (loss)	$2,680	$2,333	$2,844	$1,961	$(5,105)
Per common share data:
Net income (loss):
Basic	$0.27	$0.30	$0.31	$0.31	$(0.55)
Diluted	$0.27	$0.30	$0.31	$0.31	$(0.55)
Average common shares outstanding:
Basic	9,115,450	9,100,616	9,089,011	9,079,043	8,994,617
Diluted	9,163,855	9,156,931	9,134,248	9,137,706	8,994,617
Cash dividends declared	$0.10	$0.10	$0.10	$0.00	$0.14

Riverview Financial Corporation

Details of Net Interest and Net Interest Margin

(In thousands, fully taxable equivalent basis)

Three months ended	Dec 31 2018	Sept 30 2018	Jun 30 2018	Mar 31 2018	Dec 31 2017
Net interest income:
Interest income
Loans, net:
Taxable	$12,309	$11,957	$11,226	$12,241	$11,483
Tax-exempt	292	291	298	296	362
Total loans, net	12,601	12,248	11,524	12,537	11,845
Investments:
Taxable	660	551	542	523	548
Tax-exempt	97	102	102	104	133
Total investments	757	653	644	627	681
Interest on interest-bearing balances in other banks	214	181	101	79	43
Federal funds sold			10	10
Total interest income	13,572	13,082	12,279	13,253	12,569
Interest expense:
Deposits	2,027	1,885	1,723	1,554	1,468
Short-term borrowings				30	33
Long-term debt	184	194	192	176	173
Total interest expense	2,211	2,079	1,915	1,760	1,674
Net interest income	$11,361	$11,003	$10,364	$11,493	$10,895
Yields on earning assets:
Loans, net:
Taxable	5.60%	5.32%	5.02%	5.46%	4.99%
Tax-exempt	3.26%	3.25%	3.29%	3.23%	3.91%
Total loans, net	5.51%	5.24%	4.95%	5.38%	4.94%
Investments:
Taxable	3.00%	2.82%	2.82%	2.76%	2.65%
Tax-exempt	2.92%	2.83%	2.77%	2.66%	3.04%
Total investments	2.99%	2.82%	2.81%	2.74%	2.71%
Interest-bearing balances with banks	2.08%	2.14%	1.50%	1.36%	0.97%
Federal funds sold			1.56%	1.55%
Total earning assets	5.13%	4.93%	4.67%	5.05%	4.67%
Costs of interest-bearing liabilities:
Deposits	0.95%	0.88%	0.81%	0.72%	0.67%
Short-term borrowings				1.67%	1.39%
Long-term debt	5.95%	5.89%	5.87%	5.41%	5.17%
Total interest-bearing liabilities	1.02%	0.96%	0.89%	0.80%	0.74%
Net interest spread	4.11%	3.97%	3.78%	4.25%	3.93%
Net interest margin	4.30%	4.15%	3.94%	4.38%	4.05%

Riverview Financial Corporation

Consolidated Balance Sheets

(In thousands, except per share data)

At period end	Dec 31 2018	Sept 30 2018	Jun 30 2018	Mar 31 2018	Dec 31 2017
Assets:
Cash and due from banks	$16,708	$13,310	$13,139	$14,396	$9,413
Interest-bearing balances in other banks	37,108	43,505	23,481	40,724	16,373
Federal funds sold				4,729
Investment securities available-for-sale	104,677	97,102	87,908	88,773	93,201
Loans held for sale	637	598	873	610	254
Loans, net	893,184	915,529	939,887	934,190	955,971
Less: allowance for loan losses	6,348	6,472	6,401	6,515	6,306
Net loans	886,836	909,057	933,486	927,675	949,665
Premises and equipment, net	18,208	18,427	18,542	18,714	18,631
Accrued interest receivable	3,010	3,066	2,786	2,865	3,237
Goodwill	24,754	24,754	24,754	24,754	24,754
Other intangible assets, net	3,509	3,721	3,935	4,155	4,376
Other assets	42,156	43,193	42,900	43,771	43,703
Total assets	$1,137,603	$1,156,733	$1,151,804	$1,171,166	$1,163,607
Liabilities:
Deposits:
Noninterest-bearing	$162,574	$162,385	$170,232	$157,011	$155,895
Interest-bearing	842,019	858,379	847,490	881,594	870,585
Total deposits	1,004,593	1,020,764	1,017,722	1,038,605	1,026,480
Short-term borrowings					6,000
Long-term debt	6,892	13,019	13,091	13,160	13,233
Accrued interest payable	484	503	449	466	468
Other liabilities	11,724	10,416	10,075	10,535	11,170
Total liabilities	1,023,693	1,044,702	1,041,337	1,062,766	1,057,351
Stockholders’ equity:
Preferred stock
Common stock	101,134	100,999	100,790	100,660	100,476
Capital surplus	332	356	424	422	423
Retained earnings	15,063	13,503	11,625	9,747	6,936
Accumulated other comprehensive income (loss)	(2,619)	(2,827)	(2,372)	(2,429)	(1,579)
Total stockholders’ equity	113,910	112,031	110,467	108,400	106,256
Total liabilities and stockholders’ equity	$1,137,603	$1,156,733	$1,151,804	$1,171,166	$1,163,607

Riverview Financial Corporation

Consolidated Balance Sheets

(In thousands except per share data)

Average quarterly balances	Dec 31 2018	Sept 30 2018	Jun 30 2018	Mar 31 2018	Dec 31 2017
Assets:
Loans, net:
Taxable	$872,615	$891,455	$897,085	$908,574	$913,623
Tax-exempt	35,501	35,478	36,374	37,153	36,750
Total loans, net	908,116	926,933	933,459	945,727	950,373
Investments:
Taxable	87,249	77,573	77,061	76,952	82,180
Tax-exempt	13,198	14,288	14,784	15,836	17,345
Total investments	100,447	91,861	91,845	92,788	99,525
Interest-bearing balances with banks	40,787	33,553	27,067	23,607	17,615
Federal funds sold			2,568	2,617	48
Total earning assets	1,049,350	1,052,347	1,054,939	1,064,739	1,067,561
Other assets	95,000	97,377	99,492	98,503	101,120
Total assets	$1,144,350	$1,149,724	$1,154,431	$1,163,242	$1,168,681
Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$847,867	$850,492	$853,986	$875,985	$873,596
Noninterest-bearing	159,758	163,142	166,828	149,123	150,515
Total deposits	1,007,625	1,013,634	1,020,814	1,025,108	1,024,111
Short-term borrowings				7,297	9,403
Long-term debt	12,268	13,060	13,124	13,205	13,271
Other liabilities	10,973	11,208	10,573	9,996	10,053
Total liabilities	1,030,866	1,037,902	1,044,511	1,055,606	1,056,838
Stockholders’ equity	113,484	111,822	109,920	107,636	111,843
Total liabilities and stockholders’ equity	$1,144,350	$1,149,724	$1,154,431	$1,163,242	$1,168,681

Riverview Financial Corporation

Asset Quality Data

(In thousands)

	Dec 31 2018	Sept 30 2018	Jun 30 2018	Mar 31 2018	Dec 31 2017
At quarter end:
Nonperforming assets:
Nonaccrual loans	$2,729	$2,780	$2,070	$2,629	$1,745
Accruing restructured loans	2,913	4,663	4,693	5,310	5,478
Accruing loans past due 90 days or more	839	225	1,536	393	693
Foreclosed assets	721	668	90	92	236
Total nonperforming assets	$7,202	$8,336	$8,389	$8,424	$8,152
Three months ended:
Allowance for loan losses:
Beginning balance	$6,472	$6,401	$6,515	$6,306	$5,404
Charge-offs	166	189	166	226	142
Recoveries	42	35	52	45	44
Provision for loan losses		225		390	1,000
Ending balance	$6,348	$6,472	$6,401	$6,515	$6,306

Riverview Financial Corporation

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

Three months ended:	Dec 31 2018	Sept 30 2018	Jun 30 2018	Mar 31 2018	Dec 31 2017
Adjusted net income (loss) per common share:
Net income (loss)	$2,472	$2,788	$2,787	$2,811	$(4,924)
Dividends on preferred stock
Net income (loss) available to common stockholders	2,472	2,788	2,787	2,811	(4,924)
Undistributed loss (income) allocated to preferred stockholders
Income (loss) allocated to common stockholders	2,472	2,788	2,787	2,811	(4,924)
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax			32		(11)
Add: Acquisition related expenses, net of tax	39	34	22	342	2,177
Add: Tax Cuts and Jobs Act tax expense					3,888
Net income (loss) Adjusted	$2,511	$2,822	$2,777	$3,153	$1,152
Average common shares outstanding	9,115,450	9,100,616	9,089,011	9,079,043	8,994,617
Adjusted net income (loss) per common share	$0.27	$0.31	$0.31	$0.35	$0.13
Tangible book value:
Total stockholders’ equity	$113,910	$112,031	$110,467	$108,400	$106,256
Less: Goodwill	24,754	24,754	24,754	24,754	24,754
Less: Other intangible assets, net	3,509	3,721	3,935	4,155	4,376
Total tangible stockholders’ equity	$85,647	$83,556	$81,778	$79,491	$77,126
Common shares outstanding	9,112,555	9,110,676	9,094,986	9,084,277	9,069,363
Tangible book value per share	$9.39	$9.17	$8.99	$8.75	$8.50
Adjusted return on average stockholders’ equity:
Net income (loss) GAAP	$2,472	$2,788	$2,787	$2,811	$(4,924)
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax			32		(11)
Add: Acquisition related expenses, net of tax	39	34	22	342	2,177
Add: Tax Cuts and Jobs Act tax expense					3,888
Net income (loss) Adjusted	$2,511	$2,822	$2,777	$3,153	$1,152
Average stockholders’ equity	$113,484	$111,822	$109,920	$107,636	$111,843
Adjusted return on average stockholders’ equity	8.78%	10.01%	10.13%	11.88%	4.09%
Return on average tangible equity:
Net income (loss) GAAP	$2,472	$2,788	$2,787	$2,811	$(4,924)
Average stockholders’ equity	$113,484	$111,822	$109,920	$107,636	$111,843
Less: average intangibles	28,365	28,578	28,800	29,021	30,013
Average tangible stockholders’ equity	$85,119	$83,244	$81,120	$78,615	$81,830
Return on average tangible stockholders’ equity	11.52%	13.29%	13.78%	14.50%	(23.87)%
Adjusted return on average tangible stockholders’ equity:
Net income (loss) GAAP	$2,472	$2,788	$2,787	$2,811	$(4,924)
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax			32		(11)
Add: Acquisition related expenses, net of tax	39	34	22	342	2,177
Add: Tax Cuts and Jobs Act tax expense					3,888
Net income (loss) Adjusted	$2,511	$2,822	$2,777	$3,153	$1,152
Average stockholders’ equity	$113,484	$111,822	$109,920	$107,636	$111,843
Less: average intangibles	28,365	28,578	28,800	29,021	30,013
Average tangible stockholders’ equity	$85,119	$83,244	$81,120	$78,615	$81,830
Adjusted return on average tangible stockholders’ equity	11.70%	13.45%	13.73%	16.27%	5.59%
Adjusted return on average assets:
Net income (loss) GAAP	$2,472	$2,788	$2,787	$2,811	$(4,924)
Adjustments:
Less: Gain (loss) on sale of investment securities, net of tax			32		(11)
Add: Acquisition related expenses, net of tax	39	34	22	342	2,177
Add: Tax Cuts and Jobs Act tax expense					3,888
Net income (loss) Adjusted	$2,511	$2,822	$2,777	$3,153	$1,152
Average assets	$1,144,350	$1,149,724	$1,154,431	$1,163,242	$1,168,681
Adjusted return on average assets	0.87%	0.97%	0.96%	1.10%	0.39%

Riverview Financial Corporation

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

	Dec 31 2018	Dec 31 2017
Twelve months ended:
Adjusted net income per common share:
Net income (loss)	$10,858	$(4,911)
Dividends on preferred stock		(371)
Net income available to common stockholders	10,858	(5,282)
Undistributed loss allocated to preferred stockholders		475
Income allocated to common stockholders	10,858	(4,807)
Adjustments:
Less: Gains on sale of investment securities, net of tax	32	58
Add: Acquisition related expenses, net of tax	437	2,425
Add: Tax Cuts and Jobs Act of 2017 tax expense		3,888
Net income (loss) Adjusted	$11,263	$1,448
Average common shares outstanding	9,096,142	5,260,537
Adjusted net income (loss) per common share	$1.24	$0.28